Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Inquiries:                                              Karen King

Vice President, Investor Relations

847/585-3899

Media Inquiries:                                                         Tracy Lorenz

Vice President, Corporate Communications

847/585-3899

CAREER EDUCATION CORPORATION PROVIDES
UPDATE ON BROOKS INSTITUTE OF PHOTOGRAPHY

Hoffman Estates, IL (July 19, 2005) – Brooks Institute of Photography in Santa Barbara, owned by Career Education Corporation (NASDAQ: CECO), has received a notice of conditional approval to operate from the California Bureau of Private Postsecondary and Vocational Education (BPPVE).

While the institute has not had the opportunity to fully review and respond to this notice, it is committed to resolving any issues that may place conditions on the institute’s approval to operate.  This notice only relates to Brooks Institute of Photography and does not impact operations at any of the company’s other California schools.

The BPPVE’s notice provides conditional approval to operate the institute for the next two years.  This notice from the BPPVE is not considered to be a final order and the conditions in the notice would not go into effect unless and until an order were finalized. Brooks Institute of Photography intends to file a request for an administrative hearing, at which the institute will have the opportunity to present the facts.  During the pendency of this matter, Brooks Institute of Photography intends to work closely with the Bureau to resolve any concerns.

Some of the concerns raised in the BPPVE’s letter are based upon a limited number of surveys of the institute’s graduates.  In fact, as the letter acknowledges, only 14 of 121 graduates chose to respond to the Bureau’s survey.

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Brooks Institute of Photography was founded in 1945, and is proudly celebrating its 60th anniversary.  The institute’s highly experienced faculty and staff provide quality education to thousands of students through their hands-on learning approach in the classroom. They set the standard for academic excellence in professional photography and enrich the cultural legacy of Santa Barbara and Ventura, California, through their contributions to art and community service.  The institute is dedicated to excellence and continues to provide the award-winning photographic education that it has been known for throughout its history, including the recent receipt of the Innovator Award by the Santa Barbara Chamber of Commerce and its sponsorship of the first annual Ventura Film Festival.

Career Education Corporation (www.careered.com) is one of the largest providers of private, for-profit postsecondary education and has a presence in both on-campus and online education.  CEC’s Colleges, Schools and Universities Group operates over 80 campuses in the U.S., Canada, France, the United Kingdom and the United Arab Emirates and offers doctoral degree, master’s degree, bachelor’s degree, associate degree and diploma programs in the career-oriented disciplines of business studies, visual communication and design technologies, health education, information technology, and culinary arts.  The Online Education Group operates American InterContinental University Online and Colorado Technical University Online and offers a variety of degrees in information technology, business, visual communication and education.  CEC’s total student population on April 30, 2005 was approximately 96,700 students.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipates,” “expects,” “projects,” “plans,” “will,” and similar expressions, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on information currently available to us and involve risks and uncertainties that could cause our actual growth, results, performance and business prospects and opportunities to differ materially from those expressed in, or implied by these statements. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to: risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs, including those described herein; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative  and other lawsuits; and risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties related to the integration of acquired businesses; future financial and operational results; competition; general economic conditions; risks related to our ability to manage and continue growth; and other risk factors relating to our industry  and business, as detailed in our Annual Report on Form 10-K for the year ended December 31, 2004, and from time to time in our other reports filed with the Securities and Exchange Commission. We disclaim any responsibility to update or revise these forward-looking statements.

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